AGREEMENT

This AGREEMENT (this "**Agreement**") made as of this 18 day of March 2019 (the "**Effective Date**"), by and between Nir Ecology Ltd., a company organized under the laws of Israel, company No. 511415382, having its principal place of business at POB 182 Kiryat Tivon 3601101 (the "**Nir**"); and (ii) Pimi Agro Cleantech Ltd., a company organized under the laws of Israel, company No. 513497123, having its principal place of business at Kibbutz Alonim, POB 360, Kiryat Tivon 3601201, Israel, Israel (the "**Pimi**").

WHEREAS, Nir has rendered Pimi the services of Mr. Ben Yehuda as CEO since 2014;

WHEREAS, Pimi has not paid Nir the full consideration for the services of Mr. Ben Yehuda since 2014 and has owed Nir the sum of 460,575 NIS (the "Unpaid Sum") for such services;

WHEREAS, During 2017 and 2018 Pimi has paid Nir the accumulated sum of 196,646 NIS on account of the Unpaid Sum ("**The 2017-2018 Payments**");

WHEREAS, The balance of the Unpaid Sum after the 2017-2018 Payments on the date of this Agreement is 263,929 NIS (The "**Debt**");

WHEREAS, Pimi and Nir have agreed on the terms and conditions of the repayment of the Debt;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. **RESITALS; HEADINGS**

1.1. The preamble to this Agreement constitutes an integral part hereof.

1.2. The headings herein are designated for convenience purposes only and shall not affect the interpretation of this Agreement.

2. **DEBT REPAYMENT**

2.1. Advancement. Within 3 days following the date hereof, Pimi will pay Nir the amount of NIS 50,000 plus VAT of the (the "**The Advancement**") pursuant to the instructions in writing to be provided by Nir to Pimi;

2.2. Nir will issue to Pimi VAT receipt for the Advancement.

2.3. In addition Pimi will pay to Nir the VAT on the 2017-2018 Payments against the issuance of VAT receipt to Pimi by Nir in accumulated sum of 2017-2018 Payments (196,646 NIS + VAT).

2.4. Payment. The balance of the Debt after the Advancement in the sum of 213,929 NIS will be paid to Nir in 12 monthly payments commencing on August 2021 as follows: 11 payments of 18,000 NIS plus VAT and the last payment of 15,929 NIS plus VAT (the "**Payments**").

2.5. Nir will issue to Pimi VAT receipt against each Payment.

2.6. The Debt will not bear interest and may be prepaid in whole or in part by Pimi to Nir.

3. **REPRESENTATIONS AND WARRANTIES**

Each party represents and warrants that this Agreement has been authorized by all required corporate action and constitutes valid and legally binding obligation of a party, enforceable against it in accordance with its terms.

corporate action and constitutes valid and legally binding obligation of a party, enforceable against it in accordance with its terms.

MISCELLANEOUS .4

4.1. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

4.2. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

4.3. The rights, privileges, or obligations set forth in, arising under, or created by this Agreement shall not be assignable and/or transferable by a party without the consent of the other party.

4.4. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

4.5. Any term of this Agreement may be amended only with the written consent of all of the parties to this Agreement, and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by a written waiver by the party or parties waiving its/their rights.

4.6. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be sent by electronic mail to the addresses designated by the parties in writing from time to time, or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the addresses set forth above. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent electronic mail, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

4.7. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

4.8. This Agreement shall be governed by and construed in accordance with the laws of the

4.8. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, excluding that body of law pertaining to conflict of law. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv.

IN WITNESS WHEREOF the parties have signed this Agreement in one or more counterparts as of the date first hereinabove set forth.

ניר אקולוגיה בע"מ
ח.פ. 511415382
חד 182 ק-שבעון

Nir Ecology Ltd.	**Pimi Agro Cleantech Ltd.**
______________	______________
By: Nimrod Ben-Yehuda	By: Benad Goldwasser
Title: OWNER	Title: ______________